Exhibit 10.7

ANGIOTECH PHARMACEUTICALS, INC.

2011 STOCK INCENTIVE PLAN

STOCK OPTION/SAR AWARD AGREEMENT

(for U.S. Participants)

Angiotech Pharmaceuticals, Inc. (the “Company”) hereby grants the following Award to the Participant named below (the “Participant”), in accordance with and subject to the terms, conditions and restrictions of this Award Agreement, together with the provisions of the 2011 Stock Incentive Plan (the “Plan”) of the Company dated May 12, 2011:

Name of Participant:	[ ]

Grant Date:	[ ]

Exercise Price:	[ ]

Number of Shares Subject to Option:	[ ]

Expiry Date:	[ ]

1.	The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Award Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

2.	Vesting Schedule: [Insert vesting schedule]

3.	Each Option is accompanied by a tandem grant of SARs exercisable in instalments in the same manner as the Option.

4.	In no event is the Option or tandem SAR granted hereunder exercisable after the expiration of the Expiry Date.

5.	Options shall be exercisable in whole Shares only, and no fractional Share will be issued pursuant to an Award granted hereunder. If, as a result of any adjustment to the number of Shares issuable pursuant to an Award granted hereunder pursuant to the Plan, the Participant would be entitled to receive a fractional Share, the Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Share so disregarded.

6.	Nothing in the Plan or in this Award Agreement will affect the Company’s right, or that of a Related Entity, to terminate the employment or term of office or engagement of a Participant at any time for any reason whatsoever. Upon a Separation from Service, a Participant’s rights to exercise Options and/or SARs will be subject to restrictions and time limits, complete details of which are set out in the Plan. In addition, if the Shares are not then listed on any stock exchange, Shares issued pursuant to the exercise of this Award shall be subject to Repurchase Rights pursuant to Section 13 of the Plan.

7.	Each notice relating to the Award, including the exercise of any Option and/or SAR, must be in writing. All notices to the Company must be delivered personally or by mail and must be addressed to Option Administrator of the Company. All notices to the Participant will be addressed to the principal address of the Participant on file with the Company.

8.	The exercise or settlement of this Award is subject to the Participant making satisfactory arrangements with the Company for satisfaction of withholdings or other required deduction amounts related to the exercise or settlement as contemplated in the Plan.

9.	The Participant hereby agrees that:

(a)	the Company may cease to be a reporting issuer in Canada at any time;

(b)	any rule, regulation or determination, including the interpretation by the Board of the Plan, the Award granted hereunder and, if applicable, its exercise, is final and conclusive for all purposes and binding on all persons including the Company and the Participant; and

(c)	the grant of the Award does not affect in any way the right of the Company or any Affiliated Company to terminate the employment of the Participant;

(d)	the Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or qualified under any state securities laws, and that they are being offered and sold pursuant to, and in reliance upon, the exemption from such registration provided by Rule 701 promulgated under the Securities Act for security issuances under compensatory benefit plans such as the Plan;

(e)	the Participant has been informed that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the U.S. federal securities laws or unless an exemption from such registration is available; and

(f)	the Participant is prepared to hold the Shares for an indefinite period and that the Participant is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Shares from the registration requirements of the Securities Act.

10.	The Participant and the Company acknowledge that the Options and SARs are intended to be exempt from Section 409A of the Code, with the Exercise Price intended to be at least equal to the “fair market value” per Share on the date of grant. Since Shares are not traded on an established securities market, the Exercise Price has been based upon the determination of Fair Market Value by the Board in a manner consistent with the terms of the Plan. The Participant acknowledges that there is no guarantee that the U.S. Internal Revenue Service will agree with this valuation, and agrees not to make any claim against the Company, the Board, any Related Entity, or the Company’s or any Related Entity’s officers or employees in the event that the Internal Revenue Service asserts that the valuation was too low or that the Options are not otherwise exempt from Section 409A of the Code.

11.	This Award Agreement has been made in and is to be construed under and in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

12.	This Award Agreement may be executed in one or more counterparts, and by facsimile or other electronic means, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

ANGIOTECH PHARMACEUTICALS, INC.

By:
Authorized Signatory

I have read the foregoing Award Agreement and hereby accept the Option to purchase Shares and tandem SAR in accordance with and subject to the terms and conditions of such Agreement and the Plan. I understand that I may review the complete text of the Plan by contacting Option Administrator of the Company. I agree to be bound by the terms and conditions of the Plan governing the Award.

Date Accepted	Participant’s Signature

Participant’s Name (Please Print)